                                                                   EXHIBIT 16.01

July 6, 2005

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Del Global Technologies Corp. Form 8-K dated July 6, 2005, and have the following comments:

1.   We agree with the statements made in the first, second, third, and sixth paragraphs.

2.   We have no basis on which to agree or disagree with the statements made in the fourth and fifth paragraphs.

Yours truly,

/s/ Deloitte & Touche LLP
-----------------------------
Deloitte & Touche LLP

New York, New York